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EXHIBIT 10.8

MIPS TECHNOLOGIES, INC.
1998 LONG-TERM INCENTIVE PLAN
adopted by the Board of Directors on May 22, 1998
and approved by the Stockholder on May 22, 1998
(as amended August 27, 1998)
(as amended May 18, 1999 and approved by the Stockholders on October 28, 1999)
(as amended January 30, 2003)

MIPS TECHNOLOGIES, INC.
1998 LONG-TERM INCENTIVE PLAN
adopted by the Board of Directors on May 22, 1998
and approved by the Stockholder on May 22, 1998
(as amended August 27, 1998)
(as amended May 18, 1999 and approved by the Stockholders on October 28, 1999)
(as amended January 30, 2003)

1.     Purposes

        The purposes of the Plan are to (a) promote the long-term success of the Company and to increase stockholder value by providing Eligible Individuals and Consultants with incentives to contribute to the long-term growth and profitability of the Company and (b) assist the Company in attracting, retaining and motivating highly qualified individuals. The Plan permits the Committee to make Awards which constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code.

2.     Definitions

        For purposes of the Plan, the following terms shall be defined as follows:

        "Administrator" means the Committee or the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

        "Award" means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock, Performance Units or Other Awards.

        "Award Document" means a written document approved in accordance with Section 3 which sets forth the terms and conditions of the Award to the Participant. An Award Document may be in the form of (i) an agreement between the Company which is executed by an officer on behalf of the Company and is signed by the Participant or (ii) a certificate issued by the Company which is executed by an officer on behalf of the Company but does not require the signature of the Participant.

        "Board" means the Board of Directors of the Company.

        "Business Combination" means and includes each and all of the following occurrences:

            (i)  a consolidation or merger pursuant to which more than 75% of the Company's Majority Voting Stock is transferred to different holders, except for a transaction intended primarily to change the state of the Company's incorporation;

           (ii)  more than 75% of the assets of the Company are sold or otherwise disposed of; or

          (iii)  the Company dissolves or liquidates or effects a partial liquidation involving more than 75% of its assets.

        "Cause" means the termination of Employee's employment as a result of: (i) an act or acts of dishonesty undertaken by such Employee and intended to result in gain or personal enrichment of the Employee, (ii) persistent failure to perform the duties and obligations of such Employee which is not remedied in a reasonable period of time after receipt of written notice from Employer, (iii) violation of confidentiality or proprietary information obligations to or agreements entered into with the Employer, (iv) use, sale or distribution of illegal drugs on the Employer's premises, (v) threatening, intimidating or coercing or harassing fellow employees, or (vi) the conviction of such Employee of a felony.

        "Change in Control" means:

            (i)  a Business Combination.

           (ii)  the acquisition of any Person (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act") as Beneficial Owner (as such term is used in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding shares of capital stock of the Company's then outstanding securities with respect to the election of the directors of the Board.

          (iii)  During any period of three (3) consecutive years, individuals who, at the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director of the Board subsequent to the date of adoption of this Plan whose election, or a nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Board, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) shall be, for these purposes, considered as though such person were a member of the Incumbent Board.

        "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations (including any proposed regulations) thereunder.

        "Committee" means the committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall consist of at least two Board members and shall serve at the pleasure of the Board.

        "Common Stock" means the common stock, par value $.001 per share, of the Company. In the event the Company has more than one class of Common Stock, the class of Common Stock shall be as designated in the Award Document.

        "Company" means MIPS Technologies, Inc., a Delaware corporation.

        "Consultant" means any person, including an advisor, who provides services to the Company or any Subsidiary. The term Consultant also includes any director on the Board or on the board of directors of any Subsidiary.

        "Eligible Individuals" means the Employees and Consultants.

        "Employee" means any person employed by the Company, Company's parent or any Subsidiary. A Participant shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, three months after such ninety (90) day leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a director nor payment of a director's fee by the Company or a Subsidiary shall be sufficient to constitute "employment" by the Company or a Subsidiary.

        "Employer" means the Company, its parent, or a Subsidiary, as applicable, that employs the particular Employee.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

        "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing selling price of a share of Common Stock as reported on the composite tape for securities listed on the Nasdaq National Market, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

        "Good Reason" for voluntary resignation means (i) the Employer reduces by ten percent (10%) or more the Employee's compensation at the rate in effect immediately prior to the Change in Control or (ii) without the Employee's express written consent, the Employer requires the Employee to change the location of his or her job or office, so that he or she will be based at a location more than fifty (50) miles from the location of his or her job or office immediately prior to the Change in Control. For these purposes, "Compensation" means base salary, exclusive of bonus, incentive compensation and shift differential, paid by the Employer as consideration for the Employee's service.

        "Incentive Stock Option" means a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Document.

        "Majority Voting Stock" means the class of the Company's voting stock which, as of the time of determination, possesses the right to elect a majority of the Board.

        "Nonqualified Stock Option" means a Stock Option which is not an Incentive Stock Option.

        "Other Award" means any other form of award authorized under Section 13 of the Plan.

        "Participant" means an Eligible Individual to whom an Award has been granted under the Plan.

        "Performance Unit" means a performance unit granted to an Eligible Individual pursuant to Section 12 hereof which is subject to performance criteria.

        "Plan" means this MIPS Technologies, Inc. 1998 Long-Term Incentive Plan.

        "Restricted Stock" means Common Stock granted to an Eligible Individual pursuant to Section 11 hereof which is subject to restrictions.

        "Stock Appreciation Right" means a right to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

        "Stock Award" means a share of Common Stock granted to an Eligible Individual for no consideration other than the provision of services or offer for sale to an Eligible Individual at a purchase price determined by the Committee, in either case pursuant to Section 10 hereof.

        "Stock Option" means an Award to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

        "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        "Substitute Award" means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

3.     Administration of the Plan

        (a)    Power and Authority of the Committee.    The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof:

            (i)  to select Participants from the Eligible Individuals;

           (ii)  to make Awards in accordance with the Plan;

          (iii)  to determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

          (iv)  to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of the termination of a Participant's status as an Employee or Consultant of the Company, its parent, or a Subsidiary, and including the authority to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards and to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award;

           (v)  to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

          (vi)  to construe and interpret any Award Document delivered under the Plan;

         (vii)  to prescribe, amend and rescind rules and procedures relating to the Plan;

        (viii)  to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions;

          (ix)  subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

           (x)  to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

          (xi)  to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

        (b)    Plan Construction and Interpretation.    The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

        (c)    Determinations of Committee Final and Binding.    All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

        (d)    Delegation of Authority.    The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Eligible Individuals who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) under Sections 3(b) and 16 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

        (e)    Liability of Committee.    No member of the Committee shall be liable for any action nor determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's certificate of incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

        (f)    Action by the Board.    Anything in the Plan to the contrary notwithstanding, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.     Effective Date and Term

        The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of the Company. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board (including any adjournment or adjournments thereof), the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect. In no event shall any Awards be made under the Plan after the tenth anniversary of the date of the Board's adoption of the Plan.

5.     Shares of Common Stock Subject to the Plan

        (a)    General.    Subject to adjustment as provided in Section 15(b) hereof, the number of shares of Common Stock that may be issued pursuant to Awards under the Plan (the "Section 5 Limit") shall be 8,000,000 shares, plus an annual increase to be added on July 1 of each year, beginning July 1, 2000 equal to the lesser of:

            (i)  4% of the total number of shares of Common Stock outstanding as of the immediately preceding June 30, or

           (ii)  2,000,000 shares, or

          (iii)  an amount determined by the Board.

Shares issued under this Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

        (b)    Special Limits.    Anything to the contrary in Section 5(a) above notwithstanding, the following special limits shall apply to shares of Common Stock available for Awards under the Plan:

            (i)  The maximum number of shares that may be issued in the form of Stock Awards (under Section 10), or issued upon settlement of Restricted Stock (under Section 11) or Other Awards (under Section 13), shall equal 800,000 shares, of which no more than a number of shares equal to 10% of the Section 5 Limit shall be in the form of Other Awards, provided, however, that any such Stock Awards, Restricted Stock or Other Awards that are issued in lieu of cash compensation that otherwise would be paid to a Participant, or in satisfaction of any other obligation owed by the Company to a Participant, shall not be counted against such limitation; and

           (ii)  The maximum number of shares of Common Stock that may be subject to Stock Options (under Section 8) or Stock Appreciation Rights (under Section 9) granted to any Eligible Individual in any fiscal year of the Company shall equal 3,000,000 shares plus any shares which were available under this Section 5(b)(ii) for Awards of Stock Options or Stock Appreciation Rights to such Eligible Individual in any prior fiscal year but which were not covered by such Awards.

6.     Eligible Individuals

        Awards may be granted by the Committee to Eligible Individuals; provided, however, that Consultants shall not be eligible to receive Incentive Stock Options. An individual's status as an Administrator will not, by itself, affect his or her eligibility to participate in the Plan.

7.     Awards in General

        (a)    Types of Award and Award Document.    Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Stock, Performance Units or Other Awards. Any Award described in Sections 8 through 13 of the Plan may be granted singly or in combination or in tandem with any other Award, as the Committee may determine. Awards may be made in combination with, in replacement of, or as alternatives to grants of rights under any other employee compensation plan of the Company, including the plan of any acquired entity, or may be granted in satisfaction of the Company's obligations under any such plan.

        (b)    Terms Set Forth in Award Document.    The terms and provisions of an Award shall be set forth in a written Award Document approved by the Committee and delivered or made available to the Participant as soon as administratively practicable following the date of such Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Document. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Stock Option, Stock Appreciation Right or Other Award first becomes exercisable.

        (c)    Termination as Employee or Consultant.    If a Participant ceases to be an Employee or Consultant, the Participant may exercise his or her Award within such period of time as is specified in the Award Document to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Document). The date of a Participant's termination as an Employee or Consultant for any reason shall be determined in the sole discretion of the Committee. In the absence of a specified time in the Award Document, the Award shall remain exercisable for three (3) months following the Participant's termination as an Employee or Consultant and then terminate, unless otherwise provided in this Plan. If, on the date of termination, the Participant is not vested as to his or her entire Award, the shares covered by the unvested portion of the Award shall revert to the Plan. If, after termination, the Participant does not exercise the vested portion of his or her Award within the period of time as is specified in the Award Document (or this Plan, if not specified in the Award Document), the shares covered by such vested portion of the Award shall revert to the Plan.

        (d)    Disability of Participant.    If a Participant ceases to be an Employee or Consultant as a result of the Participant's disability (as defined in Section 22(e)(3) of the Code), the Participant may exercise his or her Award within such period of time as is specified in the Award Document to the extent the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Document). In the absence of a specified time in the Award Document, the Award shall remain exercisable for twelve (12) months following the Participant's termination and then terminate. If, on the date of termination, the Participant is not vested as to his or her entire Award, the shares covered by the unvested portion of the Award shall revert to the Plan unless otherwise provided in the Award Document. If, after termination, the Participant does not exercise the vested portion of his or her Award within the period of time as is specified in the Award Document (or this Plan if not specified in the Award Document), the shares covered by such vested portion of the Award shall revert to the Plan.

        (e)    Death of Participant.    If a Participant dies while an Employee or Consultant, the Award may be exercised within such period of time as is specified in the Award Document (but in no event later than the expiration of the term of such Award as set forth in the Award Document), but only to the extent that the Award is vested on the date of death. The Award may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the Award under the Participant's will or the laws of descent or distribution. In the absence of a specified time in the Award Document, the Award shall remain exercisable for twelve (12) months following the Participant's termination and then terminate. If, at the time of death, the Participant is not vested as to his or her entire Award, the shares covered by the unvested portion of the Award shall immediately revert to the Plan unless otherwise provided in this Plan or the Award Document. If, after Participant's death, the vested portion of the Award is not exercised within the period of time as is specified in the Award Document (or this Plan if not specified in the Award Document), the shares covered by such vested portion of the Award shall revert to the Plan.

        (f)    Dividends and Dividend Equivalents.    The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award. Payments can either be paid currently or deemed to have been reinvested in shares of Common Stock, and can be made in Common Stock, cash or a combination thereof, as the Committee shall determine.

8.     Stock Options

        (a)    Terms of Stock Options Generally.    A Stock Option shall entitle the Participant to whom the Stock Option was granted to purchase a specified number of shares of Common Stock during a specified period at a price that is determined in accordance with Section 8(b) below. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options. The Committee will fix the vesting and exercisability conditions applicable to a Stock Option.

        (b)    Exercise Price.    The exercise price per share of Common Stock purchasable under a Stock Option shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided that the excess of:

            (i)  the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over

           (ii)  the aggregate exercise price thereof,

        does not exceed the excess of:

          (iii)  the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

          (iv)  the aggregate exercise price of such shares.

        (c)    Option Term.    The term of each Stock Option shall be fixed by the Committee and, subject to Section 3(a)(viii) above, shall not exceed ten years from the date of grant.

        (d)    Incentive Stock Options.    Each Stock Option granted pursuant to the Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Stock Option, and (B) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, the excess Stock Options shall be treated as Nonqualified Stock Options. For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock shall be determined as of the time the Stock Option with respect to such shares is granted.

        (e)    Method of Exercise.    Subject to the provisions of the applicable Award Document, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a "cashless exercise" procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

        (f)    Accelerated Vesting Upon Death or Disability.    In the event a Participant terminates his or her service with the Company, its parent or a Subsidiary due to Participant's death or disability (as defined in Section 22(e)(3) of the Code), all Stock Options granted to Participant shall become fully vested and exercisable upon such termination and remain exercisable for the period of time stated in the Participant's Award Document (or this Plan if not specified in the Award Document).

9.     Stock Appreciation Rights

        (a)    General.    A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to the payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document. The exercise price per share of Common Stock covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided, however, that, except as provided in Section 9(b) below, the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant (or if the exercise price is not fixed on the date of grant, then on such date as the exercise price is fixed). Notwithstanding the foregoing, the exercise price per share of a Stock Appreciation Right that is a Substitute Award may be less than the Fair Market Value per share on the date of award, provided, that such exercise price is not less than the minimum exercise price that would be permitted for an equivalent Stock Option as determined in accordance with Section 8(b) above. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock having an aggregate Fair Market Value as of the date of exercise equal to such amount, or in a combination of cash and shares of Common Stock having an aggregate value as of the date of exercise equal to such amount. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option.

        (b)    Stock Appreciation Rights in Tandem with Stock Options.    A Stock Appreciation Right granted in tandem with a Stock Option may be granted either at the same time as such Stock Option or subsequent thereto. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be exercisable, and shall have the same term and exercise price as the related Stock Option (which, in the case of a Stock Appreciation Right granted after the grant of the related Stock Option, may be less than the Fair Market Value per share on the date of grant of the tandem Stock Appreciation Right). Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercise.

10.   Stock Awards

        (a)    General.    A Stock Award shall consist of one or more shares of Common Stock granted to a Participant for no consideration other than the provision of services (or, if required by applicable law in the reasonable judgment of the Company, for payment of the par value of such shares). Stock Awards shall be subject to such restrictions (if any) on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the applicable Award Document.

        (b)    Distributions.    Any shares of Common Stock or other securities of the Company received by a Participant to whom a Stock Award has been granted as a result of a stock distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Stock Award.

11.   Restricted Stock

        (a)    General    An Award of Restricted Stock shall consist of a grant of one or more shares of Common Stock to a Participant for no consideration other than the provision of services or may be offered for sale to a Participant at a purchase price determined by the Committee, subject to the terms and conditions established by the Committee in connection with the Award and as set forth in the applicable Award Document. Such shares of Common Stock shall be subject to such restrictions on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine and as shall be set forth in the Award Document relating to such stock. If shares of Common Stock are offered for sale under the Plan, the purchase price shall be payable in cash, or, in the sole discretion of the Committee and to the extent provided in any applicable Award Document, in shares of Common Stock already owned by the Participant, for other consideration acceptable to the Committee or in any combination of cash, shares of Common Stock or such other consideration.

        (b)    Share Certificates; Rights and Privileges.    At the time Restricted Stock is granted or sold to a Participant, share certificates representing the appropriate number of shares or Restricted Stock shall be registered in the name of the Participant but shall be held by the Company in custody for the account of such person. Company may take whatever actions it determines necessary to restrict the transferability of the unvested Restricted Stock including providing that the certificates bear a legend restricting their transferability. Except for such restrictions on transfer or other incidents of ownership as may be determined by the Committee and set forth in the Award Document relating to an award or sale of Restricted Stock, a Participant shall have the rights of a stockholder as to such Restricted Stock, including the right to receive dividends and the right to vote in accordance with the Company's certificate of incorporation.

        (c)    Distributions.    Any shares of Common Stock or other securities of the Company received by a Participant to whom Restricted Stock has been granted or sold as a result of a stock distribution to holders of Common Stock or as a stock dividend on Common Stock shall be subject to the same terms, conditions and restrictions as such Restricted Stock.

12.   Performance Units

        Performance Units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Document relating to such Performance Units. Performance Units may be paid in Common Stock upon the satisfaction of the applicable performance criteria as described in the Award Document, cash or a combination of Common Stock and cash, as the Committee may determine.

13.   Other Awards

        The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

14.   Certain Restrictions

        (a)    Transfers.    Unless the Committee determines otherwise, no Award shall be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order.

        (b)    Exercise.    During the lifetime of the Participant, a Stock Option, Stock Appreciation Right or similar-type Other Award shall be exercisable only by the Participant or by a permitted transferee to whom such Stock Option, Stock Appreciation Right or Other Award has been transferred in accordance with Section 14(a).

15.   Recapitalization or Reorganization

        (a)    Authority of the Company and Stockholders.    The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)    Change in Capitalization.    Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a) above, including the maximum number of shares available under the special limits provided for in Section 5(b) above, may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.

        (c)    Business Combination.    Except as otherwise specified in the applicable Award Document, in the event of a Business Combination, each outstanding Stock Option and all other Awards shall be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Awards, the Committee may, in its discretion, provide for (i) the Participant to fully vest in and have the right to exercise the Stock Option or Stock Appreciation Right as to all of the Common Stock, including shares as to which it would not otherwise be vested or exercisable, (ii) all restrictions and conditions of any Stock Award and Restricted Stock held by such Participant to lapse, and (iii) all Performance Units and any Other Awards held by such Participant to be deemed fully earned. If in lieu of assumption or substitution in the event of a Business Combination, a Stock Option or Stock Appreciation Right becomes fully vested and exercisable, the restrictions and conditions on Restricted and Stock Awards lapse, and Performance Units and Other Awards are deemed fully earned, then the Committee shall notify the Participant in writing or electronically of the change in the Award and that the Award shall terminate fifteen (15) days from the date of such notice (to the extent applicable). For the purposes of this Section 15(c), the Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive on the same terms and conditions as the Award, for each share of Common Stock subject to the Award immediately prior to the Business Combination, the consideration (whether stock, cash, or other securities or property) received in the Business Combination by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Business Combination is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Business Combination.

        (d)    Change in Control.    In the event of the involuntary termination of an Employee's employment with the Company or a Subsidiary not for Cause or an Employee's termination of employment with the Company or a Subsidiary for Good Reason within twenty-four months after a Change in Control of the Company, the following shall occur: (i) all of such Employee's outstanding Stock Options and Stock Appreciation Rights shall become vested and exercisable, (ii) all restrictions and conditions of all Stock Awards and Restricted Stock held by such Employee shall lapse and (iii) all Performance Units and any Other Awards held by such Employee shall be deemed to be fully earned.

16.   Amendments; Termination

        The Board or Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that any amendment which under the requirements of any applicable law or stock exchange rule must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law or rule. No termination or amendment of the Plan may, without the consent of the Participant to whom an Award has been granted, adversely affect the rights of such Participant under such Award. Notwithstanding any provision herein or in any Award Document to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

17.   Miscellaneous

        (a)    Tax Withholding.    The Company may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any federal, state or local tax withholding requirements. The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with any Award any federal, state or local taxes required to be withheld with respect to such payments. In addition, the Company may permit any individual to whom an Award has been made to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by such individual upon settlement or exercise of such Award or by delivering to the Company shares of Common Stock owned by the individual prior to exercising the option, subject to such rules as the Committee may establish from time to time.

        (b)    No Right to Grants or Employment.    No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Document shall confer upon any Employee any right to continued employment with Employer or interfere in any way with the right of Employer to terminate the employment of any of its employees at any time, with or without cause.

        (c)    Other Compensation.    Nothing in this Plan shall preclude or limit the ability of the Employer to pay any compensation to a Participant under the Employer's other compensation and benefit plans and programs.

        (d)    Other Employee Benefit Plans.    Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Employer, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

        (e)    Unfunded Plan.    The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment or settlement of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

        (f)    Securities Law Restrictions.    The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the

Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

        (g)    Compliance with Rule 16b-3.    Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

        (h)    Award Document.    In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern, and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

        (i)    Expenses.    The costs and expenses of administering the Plan shall be borne by the Company.

        (j)    Application of Funds.    The proceeds received from the Company from the sale of Common Stock or other securities pursuant to Awards will be used for general corporate purposes.

        (k)    Deferral.    The Committee may, in its discretion and as provided in the applicable Award Document, permit a Participant to defer receipt of the shares underlying a Stock Option upon exercise or otherwise defer the recognition of income with respect to an Award pursuant to the terms of any deferred compensation plan maintained by the Company.

        (l)    Applicable Law.    Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

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1998 LONG-TERM INCENTIVE PLAN